Exhibit 5.1
Baker & McKenzie LLP 660 Hansen Way Palo Alto, CA 94304-1044, USA Tel: +1 650 856 2400 Fax: +1 650 856 9299 www.bakermckenzie.com

Asia Pacific
Bangkok
Beijing
Brisbane
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta*
Kuala Lumpur*
Manila*
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Yangon

Europe, Middle East
& Africa
Abu Dhabi
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Brussels
Budapest
Cairo
Casablanca
Doha
Dubai
Dusseldorf
Frankfurt/Main
Geneva
Istanbul
Johannesburg
Kyiv
London
Luxembourg
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich

Latin America
Bogota
Brasilia**
Buenos Aires
Caracas
Guadalajara
Juarez
Lima
Mexico City
Monterrey
Porto Alegre**
Rio de Janeiro**
Santiago
Sao Paulo**
Tijuana
Valencia

North America
Chicago
Dallas
Houston
Miami
New York
Palo Alto
San Francisco
Toronto
Washington, DC

* Associated Firm
** In cooperation with Trench, Rossi e Watanabe Advogados

October 29, 2015

Hewlett Packard Enterprise Company
3000 Hanover Street
Palo Alto, CA  94304

Ladies and Gentlemen:

We have acted as counsel for Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under  the Securities Act of 1933, as amended (the “Securities Act”), registering the offering by the Company of up to U.S. $200,000,000 of deferred compensation obligations pursuant to the Hewlett Packard Enterprise Executive Deferred Compensation Plan and the Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan (collectively, the “EDCP”), which will become effective upon the distribution by Hewlett-Packard Company of shares of the common stock of the Company to the stockholders of Hewlett-Packard Company.

We have reviewed the form of the EDCP, the Registration Statement and the related prospectuses, and we have examined the original, photostatic or certified copies of the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws and other corporate records of the Company, certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural person signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.  This opinion further assumes that the offer to defer compensation complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the EDCP.  For purposes of the opinions set forth below, we have assumed that the EDCP has been established and are intended to be maintained as “top hat” plans under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which are plans that are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming no change in the applicable law or facts, we are of the opinion that, when the deferred compensation obligations are incurred in accordance with the terms and conditions of the EDCP, the Registration Statement and the related prospectus, such deferred compensation obligations will be valid and binding obligations of the Company enforceable against the Company in accordance with the terms and conditions of the EDCP.

Our opinion is subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity), and (iii) applicable law and public policy with respect to rights to indemnity and contribution.  In addition, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

The opinion expressed above is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.